EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-12473, 333-66781, 333-88373, 333-51294, 333-110650, 333-119272 and 333-128953), Form S-2 (No. 333-83840) and Forms S-3 (Nos. 333-38086, 333-94093, 333-107422, 333-108921, 333-113045, 333-116980, 333-118641, 333-127494, and 333-128943) of Tegal Corporation of our report dated June 25, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California
June 9, 2006

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